EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Unity Forge, Inc.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated October 30th, 2025, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period June 20, 2025, to September 30, 2025.

/S/ Lateef Awojobi

LAO PROFESSIONALS

PCAOB No: 7057

Lagos, Nigeria

January 27, 2026